Exhibit 10.1
AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT
     This Amendment No. 3 to Loan and Security Agreement (this “Amendment”) is made as of September 7, 2010, by and among COMMERCIAL VEHICLE GROUP, INC., a Delaware corporation (the “Company”), each other Borrower, as defined in the Loan Agreement referred to below (together with the Company, collectively, “Borrowers”), the financial institutions party to the Loan Agreement as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., as agent for Lenders (“Agent”).
RECITALS:
          A. Borrowers, Agent and Lenders are parties to that certain Loan and Security Agreement, dated as of January 7, 2009 (as amended, supplemented or modified and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).
          B. Borrowers, Agent and Lenders desire to amend the Loan Agreement as more fully set forth herein.
          C. Each capitalized term used herein and not otherwise defined herein shall have the same meaning set forth in the Loan Agreement.
AGREEMENT:
          In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Agent and Lenders agree as follows:
     1. Amended and Restated Definitions. Section 1.1 of the Loan Agreement is hereby amended to amend and restate the definitions of “Applicable Margin” and “Permitted Foreign Investment” in their entirety as follows:
     Applicable Margin: with respect to any Type of Loan, the margin set forth below, as determined by the Fixed Charge Coverage Ratio for the last Fiscal Quarter:

		Domestic Base	LIBOR
Level	Ratio	Rate Loans	Revolver Loans

III	≤ 1.25 to 1.00	2.00%	3.00%
II	≥ 1.25 to 1.00 but < 1.75 to 1.00	1.75%	2.75%
I	≥ 1.75 to 1.00	1.50%	2.50%
Until receipt by Agent of the financial statements and corresponding Compliance Certificate for the Fiscal Year ending December 31, 2010 delivered pursuant to Section 10.1.2, margins shall be determined as if Level II were applicable. Thereafter, the margins shall be subject to increase or decrease upon receipt by Agent of the financial statements and corresponding Compliance Certificate delivered pursuant to Section 10.1.2 for the last Fiscal Month in any subsequent Fiscal Quarter, which change shall be effective on the first day of the calendar month following receipt.

If, by the first day immediately following the date on which the financial statements and corresponding Compliance Certificate for the last Fiscal Month of any Fiscal Quarter are to be delivered pursuant to Section 10.1.2, such financial statements and corresponding Compliance Certificate have not been received, then the margins shall be determined as if Level III were applicable, from such day until the first day of the calendar month following actual receipt.
     Permitted Foreign Investment: an Investment by any Domestic Borrower in a Foreign Subsidiary in the form of an intercompany loan, advance or transfer of Property (other than Accounts or Inventory); provided, that (i) any loan or advance is evidenced by a promissory note in favor of such Domestic Borrower, (ii) any promissory note is pledged to Agent as security for the Obligations in form reasonably satisfactory to Agent, and (iii) the aggregate amount of all Permitted Foreign Investments made does not exceed in the aggregate during any Fiscal Year $5,000,000 (or, so long as Domestic Availability immediately prior to and after such Investment, is at least $5,000,000, then $10,000,000 during any Fiscal Year), and in the aggregate during the term of this Agreement, $10,000,000 (or, so long as Domestic Availability immediately prior to and after such Investment, is at least $5,000,000, then $20,000,000 during the term of this Agreement), and in the case of any Investment in any Foreign Subsidiary which has incurred Debt pursuant to Section 10.2.1(n), less the aggregate amount of all other Debt incurred by such Foreign Subsidiary.
     2. Amended and Restated Definitions. Section 1.1 of the Loan Agreement is hereby amended to amend the definition of “Restricted Investment” by deleting clause (q) thereof in its entirety and replacing it with new clause (q) as follows:
     (q) other Investments not otherwise listed above not to exceed, in the aggregate, $1,500,000 at any time outstanding.
     3. Deleted Definition. Section 1.1 of the Loan Agreement is hereby amended to delete the definition of “Margin Reduction” therefrom in its entirety.
     4. Amendment to Section 3.2.1. Section 3.2.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:
     3.2.1. Domestic Unused Line Fee. Domestic Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to (i) .875% per annum times the amount by which the Domestic Revolver Commitments exceed the average daily balance of Domestic Revolver Loans and stated amount of Domestic Letters of Credit (the “Unused Balance”) during any Fiscal Quarter in which the aggregate average daily Unused Balance is equal to or greater than 50% of the Domestic Revolver Commitments or (ii) .625% per annum times the Unused Balance during any Fiscal Quarter in which the aggregate average daily Unused Balance is less than 50% of the Domestic Revolver Commitments. Such fee shall be calculated payable in arrears, on the first day of each Fiscal Quarter and on the Commitment Termination Date.
     5. Amendment to Section 5.3. Section 5.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:
     5.3.1. Mandatory Prepayments.
          (a) Within five Business Days of any Permitted Asset Disposition, Borrowers shall prepay Domestic Revolver Loans or UK Revolver Loans (according to the ownership of such assets), in an amount equal to the Net Proceeds of such disposition, and Borrowers shall permanently reduce the Domestic Revolver Commitments or UK Revolver Commitments, as applicable, in the amount of such Net Proceeds; provided, that (i) Borrowers shall not be required to effect such permanent reduction in the Revolver Commitments unless the failure to effect such permanent reduction would create an obligation of any Borrower to make an offer to repurchase Existing Senior Notes, and (ii) such Net Proceeds shall not be required to be so applied on such date to the extent that such proceeds are used to acquire Property useful in the business of the Obligors within 180 days (or such longer period as Agent shall consent to in writing) of receipt of such Net Proceeds (or a binding commitment to acquire such Property is entered into within 180 days and such reinvestment is actually made within 360 days, or, in each case, such period as Agent shall consent to in writing), and to the extent the Net Proceeds exceed $500,000, Borrower Agent shall have delivered an officer’s certificate within five Business Days of such Permitted Asset Disposition stating such intent. Borrowers shall prepay Revolver Loans in the amount of any Net Proceeds not actually reinvested within such 180 or 360, as applicable, day period (or such period as consented to by Agent hereunder) and reduce the Domestic Revolver Commitments or the UK Revolver Commitments, as applicable, in an amount equal to such prepayment. Notwithstanding the foregoing, (i) Borrowers shall not be permitted to reinvest Net Proceeds resulting from any Permitted Asset Disposition described in clause (a) of the definition thereof (but shall not be required to effect any permanent reduction in the commitments in connection with any prepayment from the New Proceeds thereof), (ii) Borrowers shall prepay Revolver Loans with any Net Proceeds, and shall not be permitted to reinvest such Net Proceeds at any time when any Default or Event of Default exists, and (iii) any Property acquired with such Net Proceeds shall be free of Liens, other than Permitted Liens.
          (b) Within five Business Days of the receipt of any proceeds of insurance or condemnation awards paid in respect of any Equipment or Real Estate, Borrowers shall prepay Domestic Revolver Loans or UK Revolver Loans (according to the ownership of such Equipment or Real Estate), and Borrowers shall permanently reduce the Domestic Revolver Commitments or UK Revolver Commitments, as applicable; provided, that (i) Borrowers shall not be required to effect such permanent reduction in the Revolver Commitments unless the failure to effect such permanent reduction would create an obligation of any Borrower to make an offer to repurchase Existing Senior Notes and (ii) such Net Proceeds shall not be required to be so applied on such date to the extent that Borrower Agent shall have delivered an officer’s certificate to Agent on or prior to such date stating that such proceeds shall actually be used to acquire Property useful in the business of the Obligors within 180 days (or such longer period as Agent shall consent to in writing) of receipt of such Net Proceeds (or a binding commitment to acquire such Property is entered into within 180 days and such reinvestment is actually made within 360 days or, in each case, such period as Agent shall consent to in writing), provided further, that (i) no Default or Event of Default exists, (ii) the replaced Property is free of Liens, other than Permitted Liens; and (iii) the aggregate amount of such proceeds or awards from any single casualty or condemnation does not exceed $1,000,000. Borrowers shall prepay Revolver Loans in the amount of any Net Proceeds not actually reinvested within such 180 or 360, as applicable, day period (or such period as consented to by Agent hereunder) and reduce the Domestic Revolver Commitments or UK Revolver Commitments, as applicable, in an amount equal to such prepayment.
          (c) On the Commitment Termination Date, Borrowers shall prepay all Revolver Loans (unless sooner repaid hereunder).
     6. Amendment to Section 10.2.1(s). Section 10.2.1(s) of the Loan Agreement is hereby amended and restated in its entirety as follows:

          (s) Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $5,000,000 in the aggregate at any time.
     7. Amendment to Section 10.2.5. Section 10.2.5 of the Loan Agreement is hereby amended and restated in its entirety as follow:
     10.2.5. Restricted Investments. Make any Restricted Investment, other than Permitted Foreign Investments, so long as no Default or Event of Default exists or would result therefrom. Notwithstanding anything contained in the definition of “Permitted Foreign Investments” to the contrary, to the extent any Permitted Foreign Investment is made to any Subsidiary organized under the laws of the People’s Republic of China, each such Permitted Foreign Investment may be in the form (i) of an equity contribution in an amount equal up to 70% of the total of such Permitted Foreign Investment and (ii) an intercompany loan in an amount equal to at least 30% of the total of such Permitted Foreign Investment, to the extent permitted by applicable law, with (x) such intercompany loan being evidenced by a promissory note in favor of a Domestic Borrower and (y) such promissory note pledged to Agent as security for the Obligations in form reasonably satisfactory to Agent.
     8. Conditions Precedent. This Amendment shall become effective on the date that the following conditions are satisfied or waived:
     (a) this Amendment has been executed by each Domestic Borrower, Agent and Lenders, and counterparts hereof as so executed shall have been delivered to Agent;
     (b) the Amendment No. 2 to Fee Letter has been executed by Agent and the Company, and counterparts thereof as so executed shall have been delivered to Agent and the Company;
     (c) Borrowers have paid all reasonable out-of-pocket fees and expenses of Agent and of legal counsel to Agent that have been invoiced on or prior to such date in connection with the preparation, negotiation, execution and delivery of this Amendment; and
     (d) all representations and warranties of each Obligor contained in the Loan Agreement or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of this Amendment, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made;
     9. Representations and Warranties. Each Domestic Borrower hereby represents and warrants to Agent and Lenders that: (a) each Domestic Borrower is duly authorized to execute, deliver and perform its obligations under this Amendment; (b) the execution, delivery and performance of this Amendment has been duly authorized by all necessary action, and does not (i) require any consent or approval of any holders of Equity Interests of any Domestic Borrowers, other than those already obtained, (ii) contravene the Organic Documents of any Domestic Borrower, (iii) violate or cause a default under any Applicable Law, Material Contract or Restrictive Agreement except to the extent such violation or default could not reasonably be expected to result in a Material Adverse Effect, or (iv) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Domestic Borrower; (c) no Default or Event of Default exists under the Loan Agreement as of the date hereof, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; and (d) this Amendment constitutes a valid and binding obligation of such

Borrower in every respect, enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
     10. Loan Agreement Unaffected. Each reference that is made in the Loan Agreement or any other Loan Document shall hereafter be construed as a reference to the Loan Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Loan Agreement shall remain in full force and effect and be unaffected hereby.
     11. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.
     12. Entire Agreement. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documents executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Loan Agreement.
     13. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.
     (a) THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).
     (b) EACH PARTY HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER ILLINOIS, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO THIS AMENDMENT AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH PARTY HERETO IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1 OF THE LOAN AGREEMENT. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Amendment shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.
     (c) Borrowers hereby irrevocably waive any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Amendment brought in the courts referred to in Section 11(a) and (b) above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.
     (d) To the fullest extent permitted by Applicable Law, each Borrower waives the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to this Amendment or the transactions contemplated thereby. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Amendment and that Agent and Lenders are relying upon the foregoing in their dealings with Borrowers.
(Signature pages follow.)

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.
BORROWERS:
COMMERCIAL VEHICLE GROUP, INC.
By:      /s/ Chad M. Utrup
Name: Chad M. Utrup
Title: Chief Financial Officer
NATIONAL SEATING COMPANY
CVG CS LLC
MONONA CORPORATION
MONONA WIRE CORPORATION
MONONA (MEXICO) HOLDINGS LLC
TRIM SYSTEMS, INC.
TRIM SYSTEMS OPERATING CORP.
CABARRUS PLASTICS, INC.
CVG OREGON, LLC
CVS HOLDINGS, INC.
SPRAGUE DEVICES, INC.
MAYFLOWER VEHICLE SYSTEMS, LLC
CVG MANAGEMENT CORPORATION
CVG EUROPEAN HOLDINGS, LLC
CVG LOGISTICS, LLC
By:      /s/ Chad M. Utrup
Name: Chad M. Utrup
Title: Chief Financial Officer

BANK OF AMERICA, N.A., as Agent and as a Lender

By:	/s/ Philip Nomura

Name:	Philip Nomura

Title:	Vice President